As filed with the Securities and Exchange Commission on February 17, 2011.
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
Sanderson Farms, Inc.
(Exact name of registrant as specified in its charter)

MISSISSIPPI	64-0615843
(State of other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

127 Flynt Road	39443
Laurel, Mississippi	(Zip Code)
(Address of principal executive offices)
Sanderson Farms, Inc. and Affiliates Stock Incentive Plan
(Full title of the plan)
D. Michael Cockrell
Treasurer and Chief Financial Officer
127 Flynt Road
P.O. Box 988
Laurel, Mississippi 39443
(601) 649-4030
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to:
Louis Y. Fishman and
Maureen Brennan Gershanik
Fishman Haygood Phelps
Walmsley Willis & Swanson, L.L.P.
201 St. Charles Avenue, 46th Floor
New Orleans, Louisiana 70170
(504) 586-5252

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[3]
Common Stock, par value $1.00 per share — Newly reserved under the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan	1,250,000 shares	$42.00	$52,500,000	$6,095.25

[1]	Upon a future stock split, stock dividend or similar transaction involving the common stock, par value $1.00 per share, of the registrant during the effectiveness of this registration statement, the number of shares thereof registered shall be automatically increased to cover the additional shares thereof in accordance with Rule 416(a) of the Securities Act of 1933 (the “Securities Act”).

[2]	Estimated in accordance with Rule 457(c) and (h)(1) solely for the purpose of calculating the registration fee on the basis of $42.00 per share, which represents the average of the high and low prices of the common stock reported on the Nasdaq Gobal Select Market on February 14, 2011.

[3]	The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the Proposed Maximum Aggregate Offering Price by .00011610.
Pursuant to Rule 429 promulgated under the Securities Act, the prospectus relating to this registration statement also relates to shares registered under Form S-8 Registration Statement No. 333-123099. A total of 2,250,000 shares issuable under the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan have been previously registered under the Securities Act.

EXPLANATORY NOTE
This registration statement on Form S-8 relates to the registration of 1,250,000 shares (the “Shares”) of the registrant’s Common Stock, par value $1.00 per share (the “Common Stock”), to be offered under the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (the “Plan”), as amended and restated on February 17, 2011. The Shares are being registered in addition to the Common Stock previously registered for issuance on the registrant’s registration statement on Form S-8 concerning the Plan (Reg. No. 333-123099).
PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
     Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”):
(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010;

(b)	The registrant’s Current Reports on Form 8-K filed December 14, 2010, December 16, 2010, December 17, 2010, December 23, 2010 and January 31, 2011;

(c)	The description of the registrant’s common stock, par value $1.00 per share, that was included in amendment number 3 to its registration statement on Form 8-A filed March 29, 2010, including any further amendment to that form or report that the registrant may file in the future for the purpose of updating the description of its common stock and

(d)	The registrant’s Definitive Proxy Statement filed on January 14, 2011.
     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Article FOURTEENTH of the registrant’s Articles of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for money damages for any action, or any failure to take any action, as a director, except for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm to the registrant or the stockholders; (c) a violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended, more commonly referred to as Section 8.33 of the Mississippi Business Corporation Act, as presently in effect or as amended thereafter, pertaining to liability for unlawful distributions; or (d) an intentional violation of criminal law. If Mississippi law is amended to authorize corporations to take corporate law action further limiting or eliminating the personal liability of directors, then the liability of each director of the registrant shall be limited or eliminated to the full extent permitted by Mississippi law as so amended from time to time. Neither the amendment nor repeal of Article FOURTEENTH, nor the adoption of any provision of the Articles of Incorporation inconsistent with it eliminates or reduces its effect in respect of any matter occurring, or any cause of action, suit or claim that, but for Article FOURTEENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. Reference is also made to Section 79-4-8.50 through and including Section 79-4-8.58 of the Mississippi Business Corporation Act which, taken together, authorize and set forth the extent to which a Mississippi business corporation shall and may indemnify its directors and officers.
     Article VI of the registrant’s By-Laws provides for mandatory indemnification of the registrant’s directors and officers, and those of its employees (if any) who are appointed by its President to serve on the registrant’s Executive Committee, or are appointed by such Committee to be Division Managers, to the fullest extent that directors and officers are permitted to be indemnified by law, except in an action brought directly by the registrant against such a person. The mandatory indemnification includes advancement of expenses to those persons who meet the requirements described above for such advances. The right to indemnification applies to acts or omissions occurring prior to or after the adoption of the new by-law, continues as to a person who ceases to be a director, officer or employee, and applies to the person’s heirs. Article VI may be amended or repealed at any time by the Board of Directors with or without approval by the stockholders, but no such action will affect the right to indemnification for acts or omissions which occurred prior to such amendment or repeal.
     The registrant maintains insurance the general effect of which is to provide: (a) coverage for the registrant with respect to amounts which it is required or permitted to pay to officers or directors under the indemnification provisions set forth in the Mississippi Business Corporation Act and Article VI of the registrant’s By-Laws and (b) coverage of the officers and directors of the registrant for liabilities (including certain liabilities under the federal securities laws) incurred by such persons in their capacities as officers or directors for which they are not indemnified by the registrant.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description of Exhibit

4.1	Articles of Incorporation of the registrant dated October 19, 1978. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.2	Articles of Amendment, dated March 23, 1987, to the Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 4.2 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.3	Articles of Amendment, dated April 21, 1989, to the Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 4.3 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.4	Certificate of Designations of Series A Junior Participating Preferred Stock of the registrant dated April 21, 1989. (Incorporated by reference to Exhibit 4.4 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.5	Article of Amendment, dated February 20, 1992, to the Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 4.5 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.6	Article of Amendment, dated February 27, 1997, to the Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 4.6 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.7	By-Laws of the registrant, amended and restated as of April 23, 2009. (Incorporated by reference to Exhibit 3 filed with the registrant’s Current Report on Form 8-K on April 28, 2009.)

Exhibit
Number	Description of Exhibit

4.8	Sanderson Farms, Inc. and Affiliates Stock Incentive Plan, as amended and restated on February 17, 2011. (Incorporated by reference to Appendix A to the Definitive Proxy Statement filed by the registrant on January 14, 2011.)

5*	Opinion of Wise Carter Child & Caraway, P.A., as to the legality of the securities being registered hereby.

23.1*	Consent of Wise Carter Child & Caraway, P.A. (included in Exhibit 5).

23.2*	Consent of Ernst & Young LLP.

24*	Powers of Attorney (see signature page).

*	Filed herewith.
Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses included or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laurel, State of Mississippi, on February 17, 2011.

SANDERSON FARMS, INC.

By:	/s/ Joe F. Sanderson, Jr.

Joe F. Sanderson, Jr. Chief Executive Officer and Chairman of the Board of Directors
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joe F. Sanderson, Jr., D. Michael Cockrell and James A. Grimes, and each of them individually and without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joe F. Sanderson, Jr. Joe F. Sanderson, Jr.	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	February 17, 2011
/s/ Lampkin Butts Lampkin Butts	President, Chief Operating Officer and Director	February 17, 2011
/s/ D. Michael Cockrell D. Michael Cockrell	Treasurer, Chief Financial Officer (Principal Financial Officer) and Director	February 17, 2011
/s/ James A. Grimes James A. Grimes	Secretary and Chief Accounting Officer (Principal Accounting Officer)	February 17, 2011
/s/ John H. Baker, III John H. Baker, III	Director	February 17, 2011

Signature	Title	Date

/s/ Fred Banks, Jr. Fred Banks, Jr.	Director	February 17, 2011
/s/ John Bierbusse John Bierbusse	Director	February 17, 2011
/s/ Toni D. Cooley Toni D. Cooley	Director	February 17, 2011
/s/ Beverly Wade Hogan Beverly Wade Hogan	Director	February 17, 2011
/s/ Robert C. Khayat Robert C. Khayat	Director	February 17, 2011
/s/ Phil K. Livingston Phil K. Livingston	Director	February 17, 2011
/s/ Dianne Mooney Dianne Mooney	Director	February 17, 2011
/s/ Gail Jones Pittman Gail Jones Pittman	Director	February 17, 2011
/s/ Charles W. Ritter, Jr. Charles W. Ritter, Jr.	Director	February 17, 2011
/s/ Rowan H. Taylor Rowan H. Taylor	Director	February 17, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

4.1	Articles of Incorporation of the registrant dated October 19, 1978. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.2	Articles of Amendment, dated March 23, 1987, to the Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 4.2 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.3	Articles of Amendment, dated April 21, 1989, to the Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 4.3 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.4	Certificate of Designations of Series A Junior Participating Preferred Stock of the registrant dated April 21, 1989. (Incorporated by reference to Exhibit 4.4 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.5	Article of Amendment, dated February 20, 1992, to the Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 4.5 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.6	Article of Amendment, dated February 27, 1997, to the Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 4.6 filed with the registration statement on Form S-8 filed by the registrant on July 15, 2002, Registration No. 333-92412.)

4.7	By-Laws of the registrant, amended and restated as of April 23, 2009. (Incorporated by reference to Exhibit 3 filed with the registrant’s Current Report on Form 8-K on April 28, 2009.)

4.8	Sanderson Farms, Inc. and Affiliates Stock Incentive Plan, as amended and restated on February 17, 2011. (Incorporated by reference to Appendix A to the Definitive Proxy Statement filed by the registrant on January 14, 2011.)

5*	Opinion of Wise Carter Child & Caraway, P.A., as to the legality of the securities being registered hereby.

23.1*	Consent of Wise Carter Child & Caraway, P.A. (included in Exhibit 5).

23.2*	Consent of Ernst & Young LLP.

Exhibit
Number	Description of Exhibit

24*	Powers of Attorney (see signature page).

*	Filed herewith.